UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 6, 2017 (January 31, 2017)

TAYLOR MORRISON HOME CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35873	90-0907433
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4900 N. Scottsdale Road, Suite 2000

Scottsdale, AZ 85251

(Address of principal executive offices)

(480) 840-8100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 6, 2017, Taylor Morrison Home Corporation (the “Company”) announced the completion of the sale of 11,500,000 shares of Class A common stock in a public offering (the “Public Offering”) at a purchase price per share of $18.2875 (the Public Offering price to the public of $19.00 per share less the underwriters’ discount).

The Company intends to use all of the net proceeds that it received from the Public Offering to purchase partnership units (“New TMM Units”) in TMM Holdings II Limited Partnership (“New TMM”), its direct subsidiary, along with shares of the Taylor Morrison’s Class B common stock held by certain of its shareholders, including TPG TMM Holdings, II L.P. (the “TPG holding vehicle”), OCM TMM Holdings II, L.P. (the “Oaktree holding vehicle”) and JHI Holding Limited Partnership (“JHI”). The aggregate number of New TMM Units and corresponding shares of Class B common stock to be purchased by the Company will be equal to the number of shares of Class A common stock sold in the Public Offering.

The Public Offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3, as amended (File No. 333- 202431) (the “Registration Statement”) initially filed with the Securities and Exchange Commission (the “Commission”) on March 2, 2015, as amended, and declared effective April 17, 2015. The terms of the Public Offering are described in a Prospectus dated April 17, 2015, as supplemented by a Prospectus Supplement dated January 31, 2017 (filed with the Commission on February 1, 2017) (the “Prospectus Supplement”).

In connection with the Public Offering, on January 31, 2017, the Company entered into a purchase agreement (the “Purchase Agreement”) with each of the TPG holding vehicle, the Oaktree holding vehicle and JHI. Pursuant to the Purchase Agreement, the Company agreed to purchase 5,447,775 New TMM Units (and corresponding shares of Class B common stock) held by the TPG holding vehicle, 5,447,776 New TMM Units (and corresponding shares of Class B common stock) held by the Oaktree holding vehicle, and 604,449 New TMM Units (and corresponding shares of Class B common stock) held by JHI, in each case at a per unit price equal to the per share price paid by the underwriters for shares of Class A common stock in the Public Offering. The Purchase Agreement includes customary representations, warranties and covenants by the Company. The purchase of the New TMM Units from the TPG holding vehicles, the Oaktree holding vehicle and JHI was consummated promptly following the Public Offering.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Purchase Agreement, and is qualified in its entirety by reference to the full text of each of the Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference into the Registration Statement.

Item 8.01 Other Events

In connection with the Public Offering, on January 31, 2017, the Company and New TMM entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the underwriters thereunder. The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Underwriting Agreement, and is qualified in its entirety by reference to the full text of each of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated by reference into the Registration Statement.

On January 30, 2017, the Company issued a press release announcing the launching of the Public Offering, which is attached hereto as Exhibit 99.1; and on January 31, 2017, the Company issued a press release announcing the pricing of the Public Offering, which is attached hereto as Exhibit 99.2.

The legality opinion of Paul, Weiss, Rifkind, Wharton & Garrison, LLP is attached hereto as Exhibit 5.1, and is incorporated by reference into the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of January 31, 2017, by and among Taylor Morrison Home Corporation, TMM Holdings II Limited Partnership and J.P. Morgan Securities LLC, as representative of the several underwriters named in Schedule A thereto

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, dated February 6, 2017.

10.1	Purchase Agreement, dated as of January 31, 2017, by and among Taylor Morrison Home Corporation, TMM Holdings II Limited Partnership and certain sellers named in Schedule I thereto.

23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 hereto).

99.1	Press Release, dated January 30, 2017

99.2	Press Release, dated January 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TAYLOR MORRISON HOME CORPORATION

By:	/s/ Darrell C. Sherman
Name:	Darrell C. Sherman
Title:	Executive Vice President, Chief Legal Officer and Secretary

Dated: February 6, 2017

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of January 31, 2017, by and among Taylor Morrison Home Corporation, TMM Holdings II Limited Partnership and J.P. Morgan Securities LLC, as representative of the several underwriters named in Schedule A thereto

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, dated February 6, 2017.

10.1	Purchase Agreement, dated as of January 31, 2017, by and among Taylor Morrison Home Corporation, TMM Holdings II Limited Partnership and certain sellers named in Schedule I thereto.

23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 hereto).

99.1	Press Release, dated January 30, 2017

99.2	Press Release, dated January 31, 2017